EXHIBIT 21

                     Subsidiaries of the Registrant

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                             EXHIBIT 21

                  Union National Financial Corporation
                        Subsidiaries of Registrant

Subsidiary                                  Incorporation
__________                                  _______________
Union National Community Bank        National Banking Association

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